OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200




                                                     June 28, 2000







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      QueryObject Systems Corporation
                           Registration Statement on Form S-8

Gentlemen:

         Reference is made to the Registration Statement on Form S-8 dated June 28, 2000, (the "Registration Statement"), filed with the Securities and Exchange Commission by QueryObject Systems Corporation, a Delaware corporation (the "Company"). The Registration Statement relates to the issuance of an aggregate of 1,037,167 shares (the "Shares") of the Company's Common Stock, $.003 par value (the "Common Stock") issuable upon exercise of options under the Company's Amended and Restated 1991 Stock Option Plan and 2000 Stock Option Plan (collectivly the "Plans").

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, the Plans, minutes of meetings of the Board of Directors and stockholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all



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June 28, 2000
Page 2

documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares underlying the Plans have been duly authorized and reserved for and when issued in accordance with the terms of the options to be granted under the plans will be legally paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof. We advise you that a member of this firm holds securities which are exercisable into Shares.

                           Very truly yours,


                           /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                           --------------------------------------------------
                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP